Exhibit 99.1
Shoals Press Statements in Response to
ITC Case Against Voltage

Shoals Technologies Group Secures Favorable Initial Ruling
in ITC Case Against Voltage, LLC
Ruling Represents Big Win for U.S. Solar Manufacturing Industry and American Jobs
PORTLAND, Tenn. - September 3, 2024 - Shoals Technologies Group, Inc. (“Shoals”) (Nasdaq: SHLS), a global leader in electrical balance of system (“EBOS”) solutions for the energy transition market, announced today that it received a favorable legal ruling from the U.S. International Trade Commission (“ITC”) in its patent infringement complaint against Voltage, LLC and related foreign entity (“Voltage”). On August 30, 2024, an Administrative Law Judge at the ITC issued an initial ruling finding that Voltage violated Section 337 of the Tariff Act of 1930 by importing infringing LYNX trunk bus products into the United States.
In addition, Shoals has also recently been issued two new patents covering Shoals’ BLA technology, U.S. Patents 12,015,375 and 12,015,376, in addition to the '153 (US Patent 11,689,153) patent that Voltage was found to violate in the ITC case.
If upheld by the Commission, the patent infringement ruling will prevent the unlawful imports of photovoltaic connectors that infringe on intellectual property owned by Shoals for improved solar panel array connectors. Invented and manufactured in the U.S., Shoals’ patented Big Lead Assembly (BLA) connectors offer significant savings by reducing the need for combiner boxes, minimizing material and labor costs, and providing long-term maintenance benefits.
“This initial ruling represents a huge victory for Shoals, the U.S. solar industry and American jobs," said Brandon Moss, CEO of Shoals. “By enforcing our patents, we can continue to drive innovation, protect American intellectual property and jobs, and ensure that only compliant and authorized products reach the U.S. market. This decision reinforces our commitment to fair competition and the integrity of our industry."
The target date for completion of the ITC investigation is scheduled for late December, and final resolution following a potential Presidential review in February 2025. Following final disposition of the ITC case, Shoals plans to resume the currently stayed District Court case in the Middle District of North Carolina against Voltage, on the same subject matter, to pursue monetary damages.
Shoals will continue to prioritize protecting its valuable portfolio against infringement and remains committed to investing in and protecting American jobs, manufacturing, and intellectual property.
About Shoals Technologies Group
Shoals Technologies Group is a leading provider of electrical balance of systems (“EBOS”) solutions for the energy transition market. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group is a recognized leader in the renewable energy industry. For additional information, please visit: https://www.shoals.com.
Forward-looking Statements:
This press release contains certain forward-looking statements, that are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management.
These forward-looking statements relate to, among other things, the outcome and timing of the final disposition of the ITC case, including the potential imposition of an import ban, the outcome and timing of the District Court case, the Company’s future growth, including growth of the Company’s IP portfolio, and possible effects on the Company’s business strategies and operations. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ from the Company’s expectations include, among other things; we are subject to risks associated with the patent infringement complaints that we filed with the U.S. International Trade Commission and two District Courts; if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights, including those that are subject to the patent infringement complaints we filed with the ITC and two District Courts, our business and results of operations could be materially harmed; changes in the U.S. trade environment, including the imposition of trade restrictions, import tariffs, anti-dumping and countervailing duties could adversely affect the amount or timing of our revenue, results of operations or cash flows; and the market for our products is competitive, and we may face increased competition as new and existing competitors introduce EBOS system solutions and components, which could negatively affect our results of operations and market share.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent the Company’s management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that the Company’s actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
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Investor Relations
Matt Tractenberg, VP of Finance and Investor Relations
investors@shoals.com